                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 7, 2004

                            G-III Apparel Group, Ltd.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

           0-18183                                      41-1590959
  (Commission File Number)                   (IRS Employer Identification No.)

                               512 Seventh Avenue
                               New York, NY 10018
                    (Address of Principal Executive Offices)

     Registrant's telephone number, including area code: (212) 403-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-14(c) under the
      Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02         RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         On September 9, 2004, the Company announced its results of operations for the second fiscal quarter ended July 31, 2004. A copy of the press release issued by the Company relating thereto is furnished herewith as
         Exhibit 99.1.

ITEM 2.05         COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

         On September 7, 2004, we committed to attempt to sell our 39% interest in a joint venture which operates a factory located in Qingdao, China.
         As a result of this decision, we recorded a non-cash charge of $882,000 that will be reflected in our results of operations for the three months ended July 31, 2004.

         As of July 31, 2004, the carrying amount of our investment in this joint venture was approximately $1.1 million. We account for our interest in this joint venture based on the equity method and recorded a loss on the joint venture of approximately $129,000 for the six months ended July 31, 2004. This loss represents 39% of the total net losses of $330,000 of the joint venture for the six months ended July
         31, 2004 compared to a net profit for the joint venture of $167,000 for the six months ended July 31, 2003.

         Our joint venture partner has advised us that, based on the factory's current operations, the joint venture may continue to generate losses for the foreseeable future. A review of the operations of the factory is being undertaken by management of the joint venture to determine whether cost cutting measures or other operating efficiencies could return the factory to profitability. There are no assurances that this review will result in future profits for the joint venture.

         Based upon the prospect of the factory continuing to generate losses, we believe that the best course of action for us is to attempt to sell our interest in the joint venture. We believe this decision will also provide us with more flexibility by allowing us to outsource all of our manufacturing. Our estimate of the charge represents the difference between our investment in the joint venture as of July 31, 2004 and the estimated proceeds we would receive on sale of this joint venture interest. We do not believe that this charge will result in future cash expenditures.

         We believe that we will be able to complete a sale of the joint venture interest by January 31, 2005, the end of our current fiscal year.
         However, there is no assurance that we will be able to complete this sale by that date, if at all, or at the sale price we have estimated.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.

                  None.

         (b)      Pro Forma Financial Information.

                  None.

         (c)      Exhibits

                  99.1.    Press Release of G-III Apparel Group, Ltd. (the
                           "Company") issued on   September 9, 2004 relating to
                           its second quarter fiscal 2005 results.

Limitation on Incorporation by Reference

         In accordance with General Instruction B.2 of Form 8-K, the information reported under Item 2.02 shall not be deemed "filed" for purposes of
         Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            G-III Apparel Group, Ltd.

                                            By:    /s/ Wayne Miller
                                                -------------------------------
                                                    Wayne S. Miller
                                                       Chief Financial Officer

Dated: September 9, 2004